                                                              EXHIBIT 99.B22P(3)

                        STATE STREET GLOBAL MARKETS, LLC

                           PERSONAL INVESTMENT POLICY

                                    JULY 2005

                                TABLE OF CONTENTS

CERTIFICATION OF COMPLIANCE

INTRODUCTION

SECTION 1 - DEFINITIONS

SECTION 2 - TRADING FOR PERSONAL ACCOUNTS

SECTION 3 - PROHIBITIONS

SECTION 4 - EXEMPTED TRANSACTIONS

SECTION 5 - REPORTING

SECTION 6 - ANNUAL CERTIFICATION

SECTION 7 - EXEMPTIONS TO THE POLICY

SECTION 8 - SANCTIONS

REGISTERED PERSONS/EMPLOYEE AND RELATED BROKERAGE/COMMODITIES ACCOUNT DISCLOSURE

REQUEST FOR DUPLICATE TRADE CONFIRMATIONS AND ACCOUNT STATEMENTS FOR STATE STREET EMPLOYEE AND EMPLOYEE-RELATED ACCOUNTS

ATTACHMENT A - SSGM EMPLOYEE LEVEL DESIGNATION LIST

ATTACHMENT B - NOTICE OF PROPOSED TRANSACTIONS FORM

                        STATE STREET GLOBAL MARKETS, LLC
                           PERSONAL INVESTMENT POLICY

                           CERTIFICATION OF COMPLIANCE

I hereby acknowledge that I have read and understand State Street Global Markets, LLC's Personal Investment Policy. I realize the importance of adhering to the Policy and agree to comply with all of its requirements including the disclosure and reporting of all personal securities accounts and personal securities transactions required to be disclosed or reported. Furthermore, I agree to report any questionable activities or noted violations, including issues identified outside my particular areas of responsibility, to Compliance.

REGISTERED PERSONS/EMPLOYEE AND RELATED BROKERAGE/COMMODITIES ACCOUNT DISCLOSURE

                                ACCOUNT                 TYPE                 FIRM NAME                FIRM
      ACCOUNT NAME               NUMBER             (CASH/MARGIN)         (BROKER/IA/BANK)           ADDRESS
------------------------------------------------------------------------------------------------------------




/ / CHECK HERE IF YOU HAVE NO EMPLOYEE OR EMPLOYEE RELATED BROKERAGE/COMMODITIES ACCOUNTS


Printed Name
             ----------------------------------------------------------

Department
           ------------------------------------------------------------

Signature
          -------------------------------------------------------------

Date
     ------------------------------------------------------------------


THIS CERTIFICATION PAGE MUST BE SIGNED, DATED AND RETURNED TO NICOLE MCFADDEN, SSGM COMPLIANCE AT SFC/5.

INTRODUCTION

State Street Global Markets, LLC (SSGM) and its foreign affiliates, enjoys a reputation for professionalism and integrity. This reputation can only be maintained by the determination of all SSGM personnel to act in a manner consistent with the highest ethical standards. In order to reinforce SSGM's commitment to these standards, SSGM has developed this Personal Investment Policy ("Policy") to define the principles and guidelines by which all SSGM persons must conduct their activities.

This Policy is not intended to supersede any applicable laws and regulations. Rather, it is to be used in conjunction with said laws and regulations, applicable Self-Regulatory Organization (SRO) rules, SSGM's Compliance Manual, Written Supervisory Procedures and the State Street Corporation Standard of Conduct. Each person is responsible for annually documenting the acknowledgment of review and understanding of the Policy to ensure compliance with the procedures established by State Street Global Markets, LLC. The Policy will be reviewed by SSGM's Compliance at least annually and updated as needed.

APPLICABILITY OF CODE TO EMPLOYEES OF NON-US OFFICES

Individuals at State Street Global Markets, LLC's Non-U.S. offices are subject to the terms of this Policy. In addition, such employees remain subject to any local laws and regulations affecting personal investments and other activities governed by the Policy. It is the responsibility of each individual to adhere to such laws and regulations. In the event of any inconsistency between local law or regulation and the terms of this Policy, the individual must adhere to the highest applicable standard.

SECTION 1 - DEFINITIONS

A. "SSGM Employee" means "any SSGM registered or non-registered person and persons associated with U.S. divisions and foreign brokerage affiliates, who, in connection with his or her regular functions or duties makes, participates in, obtains or has contact with information regarding purchases or sales of securities" This does not include those persons in pure administrative or technology roles.

     For purposes of this policy, all "SSGM Employees" will be categorized as either Level I or Level II. Level I SSGM Employees will consist of all trading, sales and operations persons. All those not specified in Level I will be categorized as a Level II SSGM Employee. Attachment A lists the designations.

B. "Beneficial Ownership" shall be interpreted using Section 16 of the Securities Exchange Act of 1934 as a general guideline, except that the determination of such ownership will apply to all securities, including debt and equity securities. For purposes of Section 16, a beneficial owner means "any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares a direct or indirect 'pecuniary interest' in the securities.

     In general, 'pecuniary interest' means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

     "Beneficial Ownership" generally includes accounts in the name of:

        the SSGM Employee;
        the SSGM Employee's spouse;
        the SSGM Employee's minor children;
        the SSGM Employee's adult children living in the SSGM Employee's home; any other relative whose investments the SSGM Employee directs or who is dependent on the SSGM Employee for the majority of material support (regardless of whether he or she resides in the SSGM Employee's home);

     Beneficial Ownership also includes accounts of another person or entity if by reason of any contract, understanding, relationship, agreement or other arrangement the SSGM Employee obtains therefrom benefits substantially equivalent to those of ownership (e.g. trusts). SSGM Persons should contact SSGM Compliance regarding any questions they may have concerning Beneficial Ownership.

C. "Control" shall have the same meaning as that set forth in Section 2(a) (9) of the Investment Company Act of 1940.

D. "Employee Account" means "any account where an SSGM employee has a personal financial interest; the employee is the named trustee or custodian; or otherwise has control over the account. Accounts include securities or commodities accounts at

     State Street or other financial institutions including foreign or domestic broker-dealers, investment advisors and banks".

E. "Employee-Related Account" means "accounts for relatives of SSGM Employees residing with the employee and accounts for any person who is supported, directly or indirectly, to a material extent by the employee; including accounts of individuals who are receiving 'partner' benefits under State Street's employee benefit plan".

F. "Purchase or Sale of a Security" includes, among other things, the writing of an option to purchase or sell a security.

G. "Security" shall have the meaning set forth in Section 2 (a) (36) of the Investment Company Act of 1940 and includes commodities contracts as defined in Section 2 (a) (1) of the Commodity Exchange Act (including, but not limited to: any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit sharing agreement, any put, call, straddle, option or privilege on any Security or on any group or index of Securities, or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency); except that it shall NOT include Securities issued by the Government of the United States, or, with respect to SSGM Employees employed in the Non-US offices, the government of the country in which such office is located, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies (e.g. mutual funds). Any question as to whether a particular investment constitutes a "Security" should be referred to Compliance.

SECTION 2 - TRADING FOR PERSONAL ACCOUNTS:

To help ensure compliance with legal obligations and to avoid even the appearance of improper conduct, SSGM Employees must adhere to the principles adopted by State Street Corporation which govern personal securities trading by employees.

REQUIREMENTS

You are entitled to engage in personal investment activity consistent with your personal circumstances and subject to the policies that are designed to protect the legal interest of State Street and our reputation within the community.

A.   TRADING IN STATE STREET SECURITIES

     SSGM recognizes the interest you may have in investing in this Corporation. However, buying or selling securities of State Street gives rise to concerns regarding the potential use of inside information. As a result, trading in State Street securities is subject to the following restrictions:

        SSGM Employees who possess inside information regarding material corporate events are prohibited from engaging in transactions in State Street securities until such information is released to the public. See Information Wall/ Insider Trading procedures in SSGM's Compliance Manual.

        SSGM Employees are prohibited from engaging in short selling and options trading of State Street securities (except to the extent such options are issued by the Corporation as part of an employee's compensation).

B.   TRADING IN SECURITIES OTHER THAN STATE STREET

     Personal transactions in the securities of any company or issuer could, in certain circumstances, constitute an improper act or create the appearance of impropriety. In order to avoid any such difficulty, your personal securities transactions in any securities are subject to the following restrictions:

        SSGM Employees possessing material nonpublic information regarding an issuer is prohibited from buying or selling securities of that issuer until the information becomes public or is no longer considered material. See Information Wall/ Insider Trading procedures in SSGM's Compliance Manual.

        SSGM Employees may not effect personal transactions in securities from Firm inventory.

        SSGM Employees who are primarily responsible for managing or directing the State Street relationship with a customer may not buy or sell securities issued by the customer, regardless of whether or not the employee possesses material nonpublic information about the customer. In order to ensure the reasonableness of this policy, the restriction is subject to two limitations:

          (i) First, if you already own such investment before the preceding condition occurs, you must request a waiver of the policy from both your immediate supervisor and the Compliance Officer prior to transacting any sale of the investment. However, no further transaction in the subject security is allowed unless an exemption is granted.

          (ii) Second, since State Street is a service provider to a substantial portion of the mutual fund industry, this restriction will apply only to purchases or sales of mutual funds where you possess material nonpublic information with respect to the mutual fund.

        SSGM Employees may not knowingly trade on anticipated market activity, which may follow dissemination of an investment recommendation by State Street as to a security. Personal trading on any security, which you know, is the subject of an investment recommendation by State Street must be delayed for 24 hours following dissemination of the recommendation.

        As SSGM Employees, you may not use your influence to accept favorable consideration from an issuer or broker with respect to the opportunity to purchase a newly issued or thinly-traded security, nor from a broker with respect to the fees charged by the broker in relation to conducting a securities transaction. Engaging in any such practice could create the appearance of a conflict of interest and must be avoided.

     SSGM Employees have a similar duty with respect to State Street. Accordingly, since trading in certain securities could affect the price of the securities, you are required to allow customers of State Street to have the first opportunity in buying or selling a particular security.

        SSGM Employees may not engage in "short selling" the securities of any customer which is serviced by SSGM.

        SSGM Employees may not purchase securities in the initial market where State Street is involved in their underwriting or distribution.

C.   PROHIBITION ON TRADING BASED UPON CUSTOMER/PROPRIETARY INFORMATION

     Trading for customer accounts and for State Street's own account takes precedence over your personal securities transactions. SSGM has a responsibility to its customers not to preempt their investment opportunities. SSGM Employees are strictly prohibited from trading in their own accounts ahead of customer or proprietary orders or from trading in their own accounts based upon information received from customer or proprietary orders.

D.   MAINTAINING AN ACCOUNT AT SSGM

     As part of SSGM's Personal Investment Policy, employees are permitted to maintain their personal brokerage accounts at other broker-dealers, but, for any employees that maintain their accounts at SSGM, THEY ARE STRICTLY PROHIBITED FROM ENTERING TRANSACTIONS IN THEIR OWN ACCOUNTS. All transactions in these accounts must be entered by a person responsible for accounts in the ordinary course of their business for SSGM.

The restrictions described above, while they apply to all persons of State Street Corporation and its affiliated companies, are especially pertinent to SSGM Employees. As SSGM Employees you should familiarize yourself with any additional limitations which are included in SSGM's Compliance Manual.

SECTION 3 - PROHIBITIONS

A.   Prohibited Purchases and Sales

     SSGM Employees

     Unless such information is already in the public domain, in which case this provision shall not prohibit the purchase or sale of a Security, no SSGM Employee shall purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which to his or her actual knowledge at the time of such purchase or sale:

          (i)   is being considered for proprietary purchase or sale;

          (ii)  is being proprietarily purchased or sold;

          (iii) is being considered for purchase or sale for any customer; or

          (iv)  is being purchased or sold for any customer.

B.   Prohibited Activities

     1. No SSGM Employee, in connection with the purchase or sale (whether directly or indirectly) of a security shall:

          employ any device, scheme or artifice to defraud a customer; or engage in any act, practice or course of business, which operates or would operate as a fraud or deceit upon a customer.

        The above activities shall at all times include, but shall not be limited to the following:

          (i) purchasing or selling or recommending the purchase or sale of securities to others on the basis of material, non-public information;

          (ii) purchasing or selling , knowingly, directly or indirectly, securities in such a way as to compete personally in the market with a customer, or acting personally in such a way as to injure a customer's transactions;

          (iii) using knowledge of securities transactions by a customer, including securities being considered for purchase or sale, to profit personally, directly or indirectly, by the market effect of such transactions. Frontrunning customer orders is strictly prohibited.

     2. Each of the following activities are prohibited for a SSGM Employee:

          (i) based upon a firm's obligations to make a bona-fide public offering, NASD registered persons are prohibited from Purchasing IPOs Of Equity Securities ("Hot Issues"). "Hot issue" is defined as a security that trades at a premium in the initial market of an initial public offering. This prohibition applies unless the SSGM registered employee has a right to purchase the security due to the SSGM Employee's pre-existing status as a share/policy holder or depositor with respect to such security or as a shareholder of a related company. This is a strict liability violation and applies to all NASD registered persons.

          (ii) investing in a private offering (e.g. offerings of securities not registered with a local regulatory agency, such as the SEC, stocks of privately held companies, private placements and non-publicly traded limited partnerships) without prior written consent from the Compliance Department.

          (iii) investing in a private offering (with prior written consent) and failing to disclose any subsequent conflicts of interest to the Compliance Department.

          (iv) using any derivative or using any evasive tactic, to avoid the restrictions of this Policy.

          (v) serving as a director of a publicly traded or privately held company other than State Street Corporation without prior written consent of the Compliance Department.

          (vi) trading in a personal securities account in such an active manner as to disrupt or interfere with the duties and responsibilities for which you were hired for SSGM. Excessive trading will be brought to the attention of management.

SECTION 4 - EXEMPTED TRANSACTIONS

The prohibitions of Section 3A of this Policy shall not apply to:

   Purchases and sales affected in any account over which the SSGM Employee has no direct or indirect influence or control.

   Acquisition of a Security due to dividend reinvestment or similar automatic periodic investment process or through the exercise of rights, warrants or tender offers.

SECTION 5 - REPORTING

Every SSGM Employee shall provide State Street Global Markets, LLC Compliance with disclosure of all employee and employee related brokerage and commodity accounts. Disclosure must be made on the State Street Global Markets, LLC Registered Persons/Employee and Related Brokerage/Commodities Account Disclosure Form or the Certification of Compliance Form. (See the Registered Persons/Employee and Related Brokerage/Commodities Account Disclosure Form which is located at the end or (See SSGM's Certification of Compliance form which is located at the beginning.)

   A. Level I SSGM Employees shall provide State Street Global Markets, LLC Compliance with written notification of their proposed transaction(s), prior to effecting any trade. This written notification shall be made via Lotus Notes e-mail to SSCM TRADE REPORT with the attached information (see Attachment B). Notification shall be provided on the day of the impending transaction and shall be re-submitted on subsequent days until such transaction is completed.

   B. SSGM Employees are required to notify any brokers, dealers, investment advisers, banks and other financial institutions with whom they have their securities trading accounts to forward duplicate confirms of any and all of their trades and duplicate account statements containing trading activity to State Street Global

      Markets, LLC Compliance. (See the Duplicate Trade Confirmation and Account Statement Request Letter, which is located at the end.)

   C. EXEMPTIONS to the Reporting requirements of paragraphs A, B, and C of
      Section 5. The above reporting requirements shall not apply to transactions in unit investment trusts, variable contracts, redeemable securities of companies registered under the Investment Company Act of 1940 (Open-end mutual funds).

      Securities contained in self-directed pension brokerage accounts, self-managed brokerage accounts (SMBA's) or 401(k) retirement accounts are included in the reporting requirements.

SECTION 6 - ANNUAL CERTIFICATION

Each SSGM Employee must certify annually that he or she has read and understands the Policy and has complied with disclosure and reporting requirements for all personal securities transactions required to be disclosed and reported. (See SSGM's Certification of Compliance form which is located at the beginning.)

SECTION 7 - EXEMPTIONS TO THE POLICY

Any person who believes that aspects of this Policy impose a particular hardship or unfairness upon them with respect to a particular transaction or situation, without conferring a corresponding benefit toward the goals of the Policy, may appeal to Compliance for exemption from Policy provisions relating to a particular transaction or ongoing activity or reporting requirement.

If an exemption is granted, Compliance may impose alternative controls or requirements. Any exemption granted in this regard shall apply only to the person who had sought relief and no other person may rely on such individual exemption unless specifically authorized by Compliance. If circumstances warrant, Compliance may submit the request to Legal for input.

SECTION 8 - SANCTIONS

Violations or suspected violations of this Policy must be reported to Compliance. If, upon further review, it is determined that an actual violation has occurred, Compliance and Management may impose such sanctions as deemed appropriate, including, among other things, the following:

     (i)   a letter of censure to the violator;
     (ii)  suspension of the employment of the violator;
     (iii) termination of the employment of the violator;
     (iv) civil or criminal referral of the violator to appropriate regulatory authorities; fines or other monetary penalties.

                        STATE STREET GLOBAL MARKETS, LLC
                           PERSONAL INVESTMENT POLICY

                        CERTIFICATION OF COMPLIANCE

I hereby acknowledge that I have read and understand State Street Global Markets, LLC's Personal Investment Policy. I realize the importance of adhering to the Policy and agree to comply with all of its requirements including the disclosure and reporting of all personal securities accounts and personal securities transactions required to be disclosed or reported. Furthermore, I agree to report any questionable activities or noted violations, including issues identified outside my particular areas of responsibility, to Compliance.

REGISTERED PERSONS/EMPLOYEE AND RELATED BROKERAGE/COMMODITIES ACCOUNT DISCLOSURE

                                ACCOUNT                 TYPE                 FIRM NAME                FIRM
      ACCOUNT NAME               NUMBER             (CASH/MARGIN)         (BROKER/IA/BANK)           ADDRESS
------------------------------------------------------------------------------------------------------------




/ / CHECK HERE IF YOU HAVE NO EMPLOYEE OR EMPLOYEE RELATED BROKERAGE/COMMODITIES ACCOUNTS


Printed Name
             ----------------------------------------------------------

Department
           ------------------------------------------------------------

Signature
          -------------------------------------------------------------

Date
     ------------------------------------------------------------------

THIS CERTIFICATION PAGE MUST BE SIGNED, DATED AND RETURNED TO NICOLE MCFADDEN, SSGM COMPLIANCE AT SFC/5.

      REQUEST FOR DUPLICATE TRADE CONFIRMATIONS AND ACCOUNT STATEMENTS FOR
           SSGM, LLC EMPLOYEE/REGISTERED PERSONS AND RELATED ACCOUNTS

SAMPLE #1-SSGM ONLY

[insert Date]
[insert Name and Address of Broker/Dealer, IA, Bank or other Financial Institution]

Re: [insert Name of Employee/Registered Person and Account Number(s)]

Dear Sir or Madam:

I am associated with State Street Global Markets, LLC, a registered broker/dealer and member of the NASD. I have beneficial interest in and/or discretionary control over the above-referenced account(s). Please send duplicate confirmations for each transaction in the account(s) and periodic account statements to the individual listed below.

State Street Global Markets, LLC
Compliance Department
P.O. Box 5502
Boston, MA 02206-5502

Sincerely,
[insert Name of Registered Representative/employee]

SAMPLE #2 - SSGM & SSgA

[insert Date]
[insert Name and Address of Broker/Dealer, IA, Bank or other Financial Institution]

Re: [insert Name of Employee/Registered Person and Account Number(s)]

Dear Sir or Madam:
I am associated with State Street Global Markets, LLC, a registered broker/dealer and member of the NASD. I have beneficial interest in and/or discretionary control over the above-referenced account(s). Please send duplicate confirmations for each transaction in the account(s) and periodic account statements to the individual listed below.

State Street Global Markets, LLC
Compliance Department
P.O. Box 5502
Boston, MA 02206-5502

SSgA - Compliance Department
P.O. Box 5497
Boston, MA 02206-5497

Sincerely,
[insert Name of Registered Representative/employee]

                                  ATTACHMENT A
                        SSGM EMPLOYEE LEVEL DESIGNATIONS

          NAME            LEVEL                GROUP
-------------------------------------------------------------------
AMARAL, ANTONIO           I         OPERATIONS
AMUNDSON, ROLF            I         ELKINS MCSHERRY LLC
ANDRADE, WILLIAM          I         TRANSITION MANAGEMENT
AUBIN, ANDREA             I         OPERATIONS & RISK
AURIEMMA, MARK            I         STRUCTURED PRODUCTS
BARIBEAULT, AMY           I         STRUCTURED PRODUCTS
BASKIN, DONNA             II        ADMIN SECURITIES TRADING
BATLER, TIMOTHY           I         STRUCTURED PRODUCTS
BEACH, DAVID              I         PLAN SPONSOR SALES
BEAUCHENE, TOM            I         SSGM MONEY MARKETS
BENNINGER, JAMES          I         STRUCTURED PRODUCTS
BHAGAVATH, SUNIL          I         STRUCTURED PRODUCTS
BLACK, JOHN               I         PLAN SPONSOR SALES
BONN, NICK                I         SECURITIES TRADING
BOR, REBEKAH              I         OPERATIONS & RISK
BOTTO, BETHANY            II        COMPLIANCE
BROOKS, MELISSA           I         STRUCTURED PRODUCTS
BROOKS, NANCY             I         CLIENT SERVICES
BRYANT, TOM               I         TRADING
BRYSON, JAMES             I         ELKINS MCSHERRY LLC
BUONICONTI, MARTIN        I         TRADING OPERATIONS
BURNS, SAMUEL             I         RESEARCH SALES
CAMARGO, JOE              I         CLIENT SERVICES
CAMINITI, JOE             I         RESEARCH SALES
CANAVAN, SEAN             I         TRADING
CARANGELO, ERIC           I         PLAN SPONSOR SALES
CARLIN, CHRIS             I         TRANSITION MANAGEMENT
CASALI, DEB               II        ADMINISTRATION MANAGER
CHIANG, HERMAN            I         STRUCTURED PRODUCTS
CHIU, VICTOR              I         STABLE VALUE
CIPULLO, ED               I         MONEY MARKETS
COMERFORD, STEPHEN        I         OPERATIONS & RISK
CONNELLY, DAN             I         CLIENT SERVICES
CONSTANTINIDES, MICHAEL   I         STRUCTURED PRODUCTS
COOPER, WILLIAM           I         TRADING
COSCARELLI, CARA          I         STRUCTURED PRODUCTS
CULLEN, CHARLES           I         SEC TRADING DEVELOPMENT
DAVEY, LOU                I         401K DISTRIBUTION
DEEN, SHEIK               I         STRUCTURED PRODUCTS
DEGENNARO, DARREN         I         STRUCTURED PRODUCTS
DIMATTEO, KATHERINE       I         SEC TRADING DEVELOPMENT
DIONISIO, JOSEPH          I         TRADING

DOLAN, MARILOU            I         SEC TRADING DEVELOPMENT
DONEGAN, STEPHEN          I         OPERATIONS
DUNNE, LINDA              I         OPERATIONS & RISK
ELLIS, CLAIRE             I         STABLE VALUE
FAGAN, JAMES K.           I         STRUCTURED PRODUCTS
FARRIAS, CLAUDIA          I         STABLE VALUE
FERNANDES, RICHARD        I         SEC TRADING DEVELOPMENT
FERREIRA, TEO             I         MONEY MARKETS
FEVRIER, STANLEY          II        STRUCTURED PRODUCTS
FINOCCHIO, STEPHEN        I         STRUCTURED PRODUCTS
FISCHER, MARTY            I         OPERATIONS & RISK
FISHER, CHRIS             I         MONEY MARKETS
FISHER, JULIE             I         STABLE VALUE
FITZGERALD, CRAIG         I         TRADING
FITZPATRICK, RICHARD      I         SEC TRADING DEVELOPMENT
FRANCIS, DAVID            I         TRANSITION MANAGEMENT
FRYE, DAVID               I         STRUCTURED PRODUCTS
GALLETTI, RANDY           I         OPERATIONS & RISK
GARRETT, GLENN            I         CLIENT SERVICES
GIBEAULT, ERIN            I         STRUCTURED PRODUCTS
GOOD, JARETT              I         OPERATIONS & RISK
GOODWIN, JOEL             I         ELECTRONIC SALES TRADING
GORHAM, MARK              I         401K DISTRIBUTION
GRAF, MATHEW              I         MONEY MARKETS
GRIFFITHS, MICHELLE       I         SEC TRADING DEVELOPMENT
HAGGERTY, SEAN            I         STRUCTURED PRODUCTS
HAJJAR, PETER             I         STRUCTURED PRODUCTS
HAMMOND, GREGORY          I         STRUCTURED PRODUCTS
HAN, TERESA               I         OPERATIONS & RISK
HANNA, ROB                II        STRUCTURED PRODUCTS
HANSEN, MARK              II        COMPLIANCE
HASTINGS, CHRIS           I         STABLE VALUE
HEILEMANN, ADAM           I         STRUCTURED PRODUCTS
HELFRICH, BILL            II        SSGM LLC
HENDERSON, THOMAS         I         STRUCTURED PRODUCTS
HINDMARSH, CHARLES        I         SSGM LLC & STRUCTURED PRODUCTS
HINSCH, KARL              I         SALES TRADING
HINTZ, DAVID              I         ELKINS MCSHERRY LLC
HOGAN, PATRICK            I         STRUCTURED PRODUCTS
HOSIC, NELA               I         OPERATIONS & RISK
HUMM, JASON               I         TRADING OPERATIONS
HUNTER, MARK              I         OPERATIONS & RISK
KIM, JAMES                I         401K DISTRIBUTION
KOEHLER, GLENN            I         401K DISTRIBUTION
KONOVER, DONALD           I         OPERATIONS & RISK
KOPLAN, DAVID             I         INVESTOR SERVICES
KVACHEV, ALEXANDER        I         SEC TRADING DEVELOPMENT
LADD, DARRIN              I         SEC TRADING DEVELOPMENT

LALONDE, PASCAL           I         STRUCTURED PRODUCTS
LANE, CURTIS              I         STRUCTURED PRODUCTS
LAYOUS, WASEI             I         SEC TRADING DEVELOPMENT
LEE SUZANNE               I         CLIENT SERVICE
LEMAITRE, NATHALIE        II        ADMINISTRATION
LOGHIN, CATALIN           I         SEC TRADING DEVELOPMENT
LOI, STEPHEN              I         SEC TRADING DEVELOPMENT
LOUGHLIN, THOMAS          I         STRUCTURED PRODUCTS
LUTI, DONNA               I         CLIENT SERVICES
MACAMAUX, SEAN            I         OPERATIONS
MACVICAR, MATTHEW         I         MONEY MARKETS
MADDINENI, SRINIVASA      I         SEC TRADING DEVELOPMENT
MANJUNATH, SHIVA          I         TRANSITION ANALYST
MANZI, VINCENT            II        SSGM COMPLIANCE
MARINELLI, JULIE          I         CLIENT SERVICES
MARRA, THOMAS             I         STRUCTURED PRODUCTS
MARTIN, MICHELE           I         STRUCTURED PRODUCTS
MATUK, RANI               I         TRADING
MCCARTHY, DAN             I         ELECTRONIC SALES TRADING
MCCUSKER, PIA             I         CLIENT SERVICES
MCDEVITT, JAMES           I         STABLE VALUE
MCDONALD, ANDREW          I         TRADING
MCFADDEN, NICOLE          II        COMPLIANCE
MCGUIRE, JOHN             I         MONEY MARKETS
MCLELLAN, ROSS            I         TRANSITION MANAGEMENT
MELLEN, LYNN              I         SEC TRADING DEVELOPMENT
MENDOZA, MARIELLE         I         SEC TRADING DEVELOPMENT
MENIS, FRED               I         401K DISTRIBUTION
MERINGOFF, TODD           I         STRUCTURED PRODUCTS
MILLER, KEVIN             I         TRANSITION MANAGEMENT
MOLL, KIMBERLY            I         STRUCTURED PRODUCTS
MORGAN, DAN               I         TRANSITION MANAGEMENT
MORRIS, KRISTIN           I         TRANSITION MANAGEMENT
MORRISON, STEPHANIE       I         HNW/SALES
MORRISSEY, EILEEN         I         STRUCTURED PRODUCTS
MULCAHY, MIKE             II        SSGM FINANCE
MURRAY, MICHAEL           I         STRUCTURED PRODUCTS
NEWELL, KIM               I         TRANSITION MANAGEMENT
NG, STANLEY               I         OPERATIONS & RISK
NORCOTT, CATHERINE        I         INVESTOR SERVICES
ORMISTON, LEE             I         STRUCTURED PRODUCTS
PASCIUCCO, ELIZABETH      I         STRUCTURED PRODUCTS
PASCIUCCO, MARC           I         STRUCTURED PRODUCTS
PEABODY, MATTHEW          I         MONEY MARKETS
PERFETUO, STEPHEN         I         SEC TRADING DEVELOPMENT
PERLOVSKY, ILYA           I         STRUCTURED PRODUCTS
POLYAKOVA, KATERYNA       I         STRUCTURED PRODUCTS
POPE, KERRY               I         MONEY MARKETS

POTTS, JASON              I         CLIENT SERVICES
POWERS, BRIAN             I         RESEARCH SALES
PRATT, DEREK              I         MONEY MARKETS
PRATT, MAIJA              I         STRUCTURED PRODUCTS
PRIOR, CARLY              I         STRUCTURED PRODUCTS
RACHAPUDI, KASI           I         SEC TRADING DEVELOPMENT
RADULSKI, RICH            I         ELECTRONIC SALES TRADING
RAFT, DEAN                I         ELECTRONIC SALES & TRADING
RAMOS, FREDERICK          I         STRUCTURED PRODUCTS
RAMOS, MAURIO             I         OPERATIONS & RISK
RAWLYK,  ELIJAH           I         TRANSITION MANAGEMENT
ROGERS, STEPHANIE         I         STRUCTURED PRODUCTS
ROPER, BLAKE              I         OPERATIONS & RISK
RUBIN, SETH               I         SEC TRADING DEVELOPMENT
RUSSELL, NELSON           I         STRUCTURED PRODUCTS
SAULNIER, RANDALL         I         MONEY MARKETS
SCANNELL, JEFFREY         I         SEC TRADING DEVELOPMENT
SCHWARTZ, JOHN            I         SECURITIES TRADING
SEITZ, DANIEL             I         ELECTRONIC SALES TRADING
SEVICH, NANCY             I         TRANSITION MANAGEMENT
SISTI, ROBERT             I         OPERATIONS & RISK
SLAVIN, ROBERT            I         INVESTOR SERVICES
SOBERON, MONICA           I         MONEY MARKETS
STERN, DEREK              II        SSGM COMPLIANCE
STRAZZULLO, BILL          I         RESEARCH SALES
SWARTZ, PAULIINA          I         STRUCTURED PRODUCTS
THOMSON, PAUL             I         OPERATIONS
THORSTEINSSON, ARNAR      I         SEC TRADING DEVELOPMENT
THWING, MICHAEL           I         FIXED INCOME
TIBBETTS, BRENDA          I         OPERATIONS
TOLAND, JIM               I         TRANSITION MANAGEMENT
TRISCHITTA,STEPHEN        I         401K DISTRIBUTION
VERMAAK, PEET             I         SEC TRADING DEVELOPMENT
WAGNER, CHRIS             I         SEC TRADING DEVELOPMENT
WALKER, KEVIN             I         TRANSITION MANAGEMENT
WEINER, PETER             I         PLAN SPONSOR SALES
WHELAN, TERENCE           I         STRUCTURED PRODUCTS
WHITTIER, MATTHEW         I         OPERATIONS
WILSON, KELLY             I         TRANSITION MANAGEMENT
WOLF, ERIC                I         SEC TRADING DEVELOPMENT
XU, LIMIN                 I         STRUCTURED PRODUCTS
YONCHAK, JIM              I         ELECTRONIC SALES TRADING
YUSAH, JEFF               I         TRANSITION MANAGEMENT
ZAKARIAN, GEORGE          I         HNW/SALES

                                  ATTACHMENT B
                      NOTIFICATION OF PROPOSED TRANSACTIONS
                              REQUIRED INFORMATION

Security Name

Ticker Symbol

Trade Date

Buy or Sell

# of Shares

COMPLIANCE CERTIFICATION (YES OR NO)

1) Are you in possession of any material non-public information regarding this security?

2) Have you based this transaction on information obtained pursuant to current or expected trading activity of the company or any of its customers?

3) If the transaction involves a customer of State Street, are you currently managing or directing that client relationship?

NOTE: THE INFORMATION ABOVE SHOULD BE E-MAILED TO SSCM TRADE REPORT FOR EACH TRANSACTION.